                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 1


                        THE BISYS GROUP, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER COMMON SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                           Three Months Ended
                                                              September 30,
                                                           ------------------

PRIMARY                                                       1997      1996
                                                            -------   -------

Net earnings attributable to common stock                   $ 1,623   $ 7,666
                                                            =======   =======

Weighted average number of common shares
 outstanding                                                 26,104    24,846

Common shares issuable under stock option
 plans                                                        3,998     3,283

Less shares assumed repurchased with proceeds                (2,667)   (1,788)
                                                            -------   -------

Weighted average common and common
 equivalent shares outstanding                               27,435    26,341
                                                            =======   =======

Net earnings per common share                               $  0.06   $  0.29
                                                            =======   =======


FULLY - DILUTED

Net earnings attributable to common stock                   $ 1,623   $ 7,666
                                                            =======   =======

Weighted average number of common shares
 outstanding                                                 26,104    24,846

Common shares issuable under stock option
 plans                                                        3,998     3,283

Less shares assumed repurchased with proceeds                (2,667)   (1,717)
                                                            -------   -------

Weighted average common and common
 equivalent shares outstanding                               27,435    26,412
                                                            =======   =======

Net earnings per common share                               $  0.06   $  0.29
                                                            =======   =======


                                          14